     As filed with the Securities and Exchange Commission on July 17, 1997

                                                       Registration No. 33-97972

================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               ---------------

                       POST EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                               ---------------

                           PATTERSON ENERGY, INC.
           (Exact name of registrant as specified in its charter)

          DELAWARE                                          75-2504748
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

       4510 LAMESA HIGHWAY, SNYDER, TEXAS                      79549
    (Address of Principal Executive Offices)                 (ZIP Code)

   PATTERSON ENERGY, INC. 1993 STOCK INCENTIVE PLAN, AS AMENDED (THE "PLAN")
                            (Full title of the plan)

                               CLOYCE A. TALBOTT
                              4510 LAMESA HIGHWAY
                                SNYDER, TX 79549
                    (Name and address of agent for service)

                                 (915) 573-1104
         (Telephone number, including area code, of agent for service)

                                 COPIES TO:

JAMES C. BROWN, VICE PRESIDENT--FINANCE             THOMAS H. MAXFIELD, ESQ.
        4510 LAMESA HIGHWAY                          BAKER & HOSTETLER LLP
         SNYDER, TX 79549                       303 EAST 17TH AVENUE, SUITE 1100
                                                     DENVER, COLORADO 80203

       Approximate date of commencement of proposed sales to the public:
  As soon as practicable after this Registration Statement becomes effective.



                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                   Proposed          Proposed maximum
  Title of securities      Amount to be        maximum offering     aggregate offering         Amount of
   to be registered         registered         price per share(1)          price           registration fee
  -------------------      ------------        ------------------   ------------------     ----------------
 Common Stock               700,000(2)             $24.4375             $17,106,250            $5,184(3)
===========================================================================================================

(1) Determined in accordance with Rule 457(C) under the Securities Act of 1933, as amended.

(2) Gives effect to a two-for-one split of the Registrant's Common Stock with a record date of July 11, 1997, and a distribution date of July 25, 1997.

(3) Of the amount stated, $830 was paid at the time of the initial filing of the Registration Statement on October 10, 1995.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents have been filed by the Registrant with the Securities and Exchange Commission and are hereby incorporated by reference into this Registration Statement:

        (a)     Annual Report on Form 10-K for the year ended December 31,
1996;

        (b)     Quarterly Report on Form 10-Q for the quarter ended March 31,
1997;

        (c)     Current Report on Form 8-K dated January 3, 1997;

        (d)     Current Report on Form 8-K dated January 7, 1997;

        (e)     Current Report on Form 8-K dated January 27, 1997;

        (f)     Current Report on Form 8-K dated May 7, 1997;

        (g)     Current Report on Form 8-K dated June 3, 1997;

        (h)     Current Report on Form 8-K dated June 12, 1997; and

        (i) Description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, which became effective with the Securities and Exchange Commission on November 2, 1993.

        All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates all shares under the Plan have been sold or which deregisters all shares then remaining unsold under the Plan, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        None.

Item 6. Indemnification of Directors and Officers.

        The following subparagraphs briefly describe indemnification provisions for directors, officers and controlling persons of the Registrant against liability, including liability under the Securities Act of 1933:

        1. Under provisions of the Restated Certificate of Incorporation, as amended, of the Registrant, each person who is or was a director, officer or controlling persons of the Registrant will be indemnified by the Registrant as a matter of right to the extent permitted or authorized by law. The effects of the Restated Certificate of Incorporation, as amended, and the Delaware General Corporation Law may be summarized as follows:

                 (a) Under Delaware law, to the extent that such a person is successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of the Registrant, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action;

                 (b) In other circumstances, a director or officer of the Registrant may be indemnified against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; however, in an action or suit by or in the right of the Registrant to procure a judgment in its favor, such person will not be indemnified if he has been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. A determination that indemnification of a director or officer is proper will be made by a disinterested majority of the Registrant's Board of Directors, by independent legal counsel, or by the stockholders of the Registrant; and

                 (c) The Registrant's Restated Certificate of Incorporation, as amended, contains a provision which eliminates, to the fullest extent permitted by the Delaware General Corporation Law, the liability of directors of the Registrant from monetary damages arising from any breach of fiduciary duties as a member of the Registrant's Board of Directors. This provision will not eliminate liability, for among other matters, breaches of duty of loyalty, acts or omissions not in good faith or knowing violations of law. In addition, this provision will not eliminate or limit the liability of a director for any act or omission occurring prior to the date of the Registrant's reincorporation in the State of Delaware.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed herewith:

Exhibit     Item 601 Cross
Number        Reference      Document as Form S-8 Exhibit
------      --------------   ----------------------------

 4.1.1           4           Excerpt from Restated Certificate of Incorporation,
                             as amended, of Patterson Energy, Inc.

 5.1.1           5           Opinion of Baker & Hostetler LLP regarding legality
                             of shares to be offered

10.1.1          10           Patterson Energy, Inc. 1993 Stock Incentive Plan,
                             as amended

15.1            15           Awareness Letter of Coopers & Lybrand L.L.P.

23.1            23           Consent of Independent Accountants

23.2            23           Consent of Independent Public Accountants

23.3            23           Consent of M. Brian Wallace, independent petroleum
                             engineer

23.4            23           Consent of Baker & Hostetler LLP (included in
                             Exhibit 5.1.1)

Item 9. Undertakings.

         1.      The Registrant hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                          Provided, however, that paragraphs (1)(a)(i) and
                 (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                 (b) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Snyder, State of Texas on the 17th day of July, 1997.

                                        PATTERSON ENERGY, INC.


                                        By: /s/ A. Glenn Patterson
                                           ------------------------------------
                                            A. Glenn Patterson, President

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed as of July 17, 1997, by the following persons in the capacities indicated:



   /s/ Cloyce A. Talbott                   Chairman of the Board and Chief
------------------------------             Executive Officer
       Cloyce A. Talbott
 (Principal Executive Officer)

   /s/ A. Glenn Patterson                  Director, President and Chief
------------------------------             Operating Officer
       A. Glenn Patterson

   /s/ Robert C. Gist                      Director
------------------------------
       Robert C. Gist

                                           Director
------------------------------
       Kenneth E. Davis

                                           Director
------------------------------
       Vincent A. Rossi, Jr.

   /s/ James C. Brown                      Vice President--Finance, Secretary
------------------------------             and Treasurer and Chief Financial
       James C. Brown                      Officer
(Principal Accounting Officer)

                                 EXHIBIT INDEX


Exhibit     Item 601 Cross
Number        Reference      Document as Form S-8 Exhibit
------      --------------   ----------------------------

 4.1.1           4           Excerpt from Restated Certificate of Incorporation,
                             as amended, of Patterson Energy, Inc.

 5.1.1           5           Opinion of Baker & Hostetler LLP regarding legality
                             of shares to be offered

10.1.1          10           Patterson Energy, Inc. 1993 Stock Incentive Plan,
                             as amended

15.1            15           Awareness Letter of Coopers & Lybrand L.L.P.

23.1            23           Consent of Independent Accountants

23.2            23           Consent of Independent Public Accountants

23.3            23           Consent of M. Brian Wallace, independent petroleum
                             engineer

23.4            23           Consent of Baker & Hostetler LLP (included in
                             Exhibit 5.1.1)